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                                                                Exhibit 10.08




                         SALARY CONTINUATION AGREEMENT


                 THIS AGREEMENT is entered into this the 5th day of September, 1997, by and between STEPHEN T. HARCROW, "Employee," and DENALI HOLDINGS, INC., "Company."

                                    PREMISES

                 The services of the Employee, his experience and knowledge of the affairs of the Company, and his reputation in the industry are extremely valuable to the Company.

                 The Company desires the Employee to remain in its service and wishes to receive the benefit of his knowledge, experience and reputation.

                 The Company is willing to retain the Employee's services by offering certain benefits to the Employee's wife after his disability or death.

                 In consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Employee agree as follows:

                                   ARTICLE I

                           Continuation of Employment

                 The Employee shall continue in the employ of the Company, upon the same terms as currently engaged, subject to the provisions hereof.

                                   ARTICLE II

               Payments Upon Death or Disability of the Employee

                 Commencing with the date of disability or death of the Employee, the Company shall pay the Employee's wife an annual sum equal to Employee's annual salary (not including annual or incentive bonus) at the date of his disability or death to be payable in monthly installments upon the last business day of each month. The Company shall continue to make such payments to Employee's wife for a period of three years; subject, however, to the following:

         (a) Upon the death of the Employee's wife, the Company shall have no liability to continue any payments beyond the last business day of the month in which she dies.

         (b) If the Employee dies or is disabled and his wife is not then living, the Company shall not be required to make any payments hereunder.
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                                  ARTICLE III

               Insurance Upon Death or Disability of the Employee

                 Commencing with the date of disability or death of the Employee, the Company shall offer to Employee's wife and family health insurance comparable to employee's health insurance at the date of his disability or death. The Company shall continue to make available such insurance to Employee's wife for a period of three years and, to the extent not precluded by law or the terms of the policy, shall pay all premiums related thereto; subject, however, to the following:

         (a) Upon the death of the Employee's wife, the Company shall have no liability to continue any insurance beyond the last business day of the month in which she dies.

         (b) If the Employee dies or is disabled and his wife is not then living, the Company shall not be required to make available such insurance.

                                   ARTICLE IV

                           Termination of Employment

                 In the event that the Employee leaves the employ of the Company for reason other than his death or physical or mental disability, this agreement shall terminate.

                                   ARTICLE V

                                      Term

                 This agreement shall expire on August 31, 1999, unless the same is renewed, extended or modified from and after that date by the Board of Directors of the Company. On termination of this Agreement pursuant to this Article, the benefits and other provision contained in Article II and Article III hereof shall remain in force and effect thereafter, provided that the three year period for benefits shall be amended to provide for benefits from the date of disability or death of the Employee to September 5, 2002.

                                   ARTICLE VI

                                Nonassignability

                 This agreement and the rights, interest, and benefits hereunder shall not be assigned, transferred, pledged, sold, conveyed, or encumbered in any way by the Employee, his wife, or his widow, and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of this agreement or



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of such rights, interest and benefits contrary to the foregoing provisions or the levy of any attachment or similar process thereupon shall be null and void and without effect.

                                  ARTICLE VII

                                 Binding Effect

                 This agreement shall be binding upon and inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this agreement. As used in this agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

                 Executed by the Company and the Employee as of the day and the year first above written.

                                            DENALI HOLDINGS, INC.



                                            By: /s/ J. TAFT SYMONDS
                                                ------------------------------
                                                J. Taft Symonds


                                            /s/ STEPHEN T. HARCROW
                                            ----------------------------------
                                            Stephen T. Harcrow, Employee





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